Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Amex: RVR)

Contact:	Martin J. Szumski Chief Financial Officer

Address:	6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067

Phone:	(858) 997-6740

February 22, 2010

WHITE RIVER CAPITAL, INC. DECLARES
DIVIDEND AND ANNOUNCES
RESULTS FOR 2009

•	Quarterly Cash Dividend of $0.25 Declared
•	Net Income for the Fourth Quarter of 2009 Totaled $1.3 million
•	Net Income for 2009 Totaled $4.9 million
•	Tangible Book Value per Share Reached $24.79

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE Amex: RVR) (“White River”) today announced today that its Board of Directors has declared a quarterly cash dividend of 25 cents per share on its common stock to be paid March 12, 2010 to shareholders of record on March 3, 2010. In addition, White River announced net income for the fourth quarter 2009 was $1.3 million, or $0.33 per diluted share, compared to fourth quarter 2008 net income of $0.8 million, or $0.21 per diluted share. The net income results for the fourth quarter of 2009 are due to the following:

o	$2.4 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$39,000 loss from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$0.4 million of operating expenses at the holding company, and an income tax expense of $0.7 million.

ANNUAL RESULTS

Net income for 2009 was $4.9 million, or $1.20 per diluted share, compared to 2008 net operating income of $7.5 million, or $1.93 per diluted share (net income and net operating income in 2009 were identical values). The net income results for 2009 are due to the following:

o	$9.7 million of earnings from operations contributed by the Coastal Credit subsidiary,
o	$0.5 million of earnings from operations contributed by the UAC subsidiary,
o	$2.6 million of operating and transaction expenses at the holding company, and an income tax expense of $2.7 million.

The 2008 net operating income does not include a previously reported pre-tax, non-cash write-off of $34.5 million White River recorded for the impairment of goodwill during the third quarter of 2008. When this item is included, the net loss for 2008 was $14.4 million, or $3.71 per diluted share.

Martin Szumski, Chief Financial Officer, stated, "Coastal Credit, White River’s main operating subsidiary, continues to excel in an economic environment which shows signs of stability. Delinquency and charge-off trends were sound for the Coastal Credit portfolio. Coastal Credit’s 30+ day delinquency declined to 3.7% at December 31, 2009 compared to 3.9% at September 30, 2009 and 4.5% at December 31, 2008. Coastal Credit’s allowance for loan losses as a percentage of finance receivables, net of unearned finance charges increased to 7.44% at December 31, 2009 compared to 7.27% at September 30, 2009.”

Mr. Szumski continued, "White River’s equity is $99.1 million and this equity value translates into a book value per share of $24.79. On December 31, 2009, UAC portfolio receivables were approximately $60,000. While the UAC subsidiary was a significant contributor to earnings in 2008, its earnings contribution for the fourth quarter 2009, and future quarters, will be immaterial.”

PROVISION FOR ESTIMATED CREDIT LOSSES

The consolidated provision for estimated credit losses was $2.3 million compared to $2.7 million for the quarters ended December 31, 2009 and 2008, respectively.

The following table documents the quarterly provision, allowance for loan losses and net charge offs at Coastal Credit for 2009 and 2008:

Quarter	Provision (in millions)	Allowance for Loan Losses as a Percent of Finance Receivables	Annualized Net Charge-offs as a Percent of Finance Receivables
4th 2009	$2.3	7.44%	7.40%
3rd 2009	$2.2	7.27%	7.02%
2nd 2009	$2.1	7.19%	6.95%
1st 2009	$1.9	7.24%	6.79%
4th 2008	$2.8	7.45%	7.69%
3rd 2008	$2.3	7.23%	7.10%
2nd 2008	$1.9	7.02%	6.75%
1st 2008	$1.6	7.02%	6.64%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

The recovery at UAC for the fourth quarter of 2009 was approximately $28,000 compared to a recovery for the fourth quarter of 2008 of approximately $110,000. This change in provision expense reflects the shrinking UAC portfolio.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	December 31,
	2009		2008
	$	%	$	%

Finance receivables - gross balance	$110,847		$104,599

Delinquencies:
30-59 days	$1,301	1.2%	$1,452	1.4%
60-89 days	1,107	1.0%	1,269	1.2%
90+ days	1,706	1.5%	1,943	1.9%
Total delinquencies	$4,114	3.7%	$4,664	4.5%

Coastal Credit’s yearend delinquency was the lowest it has been since 2006.

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2009	2008

Balance at beginning of period	$7,560	$6,810
Charge-offs, net of recoveries	(8,046)	(7,806)
Provision for estimated credit losses	8,571	8,556

Balance at the end of the period	$8,085	$7,560

Finance receivables, net of unearned finance charges	$108,676	$101,523

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.44%	7.45%

Net charge-offs as a percent of finance receivables, net of unearned finance charges	7.40%	7.69%

Allowance for loan losses as a percent of net charge-offs	100.48%	96.85%

DIVIDEND

As previously announced, White River paid a quarterly dividend of 25 cents per share on its common stock on December 4, 2009.

STOCK REPURCHASE PROGRAM

As previously announced, White River is now authorized to repurchase up to 500,000 shares of its outstanding common stock, from time to time and subject to market conditions, on the open market or in privately negotiated transactions.  As of December 31, 2009, White River has repurchased 67,000 shares of its outstanding common stock for under the program at an average price per share of $11.09.

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 21 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington – through its 18 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $108.7 million at December 31, 2009.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which manages residual cash flows and approximately $60,000 in non-prime auto receivables, as of December 31, 2009.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2008,
o	its Proxy Statement on Schedule 14A dated April 29, 2009, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.
If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	December 31, 2009	December 31, 2008

Cash and cash equivalents	$6,797	$6,403
Finance receivables—net	88,612	84,187
Deferred tax assets—net	44,711	46,946
Other assets	836	1,292

TOTAL	$140,956	$138,828

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$40,000	$40,500
Accrued interest	107	165
Creditor notes payable	7	128
Other payables and accrued expenses	1,726	1,949

Total liabilities	41,840	42,742

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,997,506 and 4,022,853 issued and outstanding at December 31, 2009 and 2008, respectively	181,845	182,462
Accumulated other comprehensive income, net of taxes	3	210
Accumulated deficit	(82,732)	(86,586)

Total shareholders’ equity	99,116	96,086

TOTAL	$140,956	$138,828

WHITE RIVER CAPITAL, INC.
Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	December 31,
	2009	2008

Total shareholders’ equity	$99,116	$96,086
Assets	$140,956	$138,828
Shares outstanding	3,997,506	4,022,853

Book value per share	$24.79	$23.89
Equity/ assets	70.3%	69.2%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
INTEREST:
Interest on receivables	$7,906	$7,536	$30,991	$30,858
Accretion and other interest	21	435	361	6,697

Total interest income	7,927	7,971	31,352	37,555

Interest expense	(362)	(633)	(1,506)	(2,720)

Net interest margin	7,565	7,338	29,846	34,835

Provision for estimated credit losses	(2,294)	(2,695)	(8,292)	(7,603)

Net interest margin after provision for estimated credit losses	5,271	4,643	21,554	27,232

OTHER REVENUES (EXPENSES):
Salaries and benefits	(1,951)	(1,889)	(8,025)	(8,543)
Third party servicing expense	(2)	(27)	(31)	(264)
Other operating expenses	(1,281)	(1,470)	(5,996)	(6,424)
Change in fair market valuation of creditor notes payable	50	40	139	(11)
Gain from deficiency account sale	1	4	171	162
Other expense	(72)	(73)	(262)	(290)

Total other revenues (expenses)	(3,255)	(3,415)	(14,004)	(15,370)

Goodwill Impairment	-	-	-	(34,536)

INCOME (LOSS) BEFORE INCOME TAXES	2,016	1,228	7,550	(22,674)

INCOME TAX BENEFIT (EXPENSE)	(690)	(411)	(2,680)	8,239

NET INCOME (LOSS)	$1,326	$817	$4,870	$(14,435)

NET INCOME (LOSS) PER COMMON SHARE (BASIC)	$0.33	$0.21	$1.20	$(3.71)

NET INCOME (LOSS) PER COMMON SHARE (DILUTED)	$0.33	$0.21	$1.20	$(3.71)

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,054,122	3,939,701	4,056,088	3,887,093

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,055,126	3,954,502	4,057,972	3,887,093

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